Exhibit 21

SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Drive Insurance Holdings, Inc.	Delaware
Drive New Jersey Insurance Company	New Jersey
Progressive American Insurance Company	Florida
Progressive Bayside Insurance Company	Florida
Progressive Casualty Insurance Company	Ohio
PC Investment Company	Delaware
Progressive Gulf Insurance Company	Ohio
Progressive Specialty Insurance Company	Ohio
Trussville/Cahaba, AL, LLC	Ohio
Progressive Classic Insurance Company	Wisconsin
Progressive DLP Corp.	Ohio
Progressive Hawaii Insurance Corp.	Ohio
Progressive Michigan Insurance Company	Michigan
Progressive Mountain Insurance Company	Ohio
Progressive Northeastern Insurance Company	New York
Progressive Northern Insurance Company	Wisconsin
Progressive Northwestern Insurance Company	Ohio
Progressive Preferred Insurance Company	Ohio
Progressive Security Insurance Company	Louisiana
Progressive Southeastern Insurance Company	Indiana
Progressive West Insurance Company	Ohio
Garden Sun Insurance Services, Inc.	Hawaii
Pacific Motor Club	California
Progny Agency, Inc.	New York
Progressive Adjusting Company, Inc.	Ohio
Progressive Capital Management Corp.	New York
Progressive Commercial Holdings, Inc.	Delaware
Artisan and Truckers Casualty Company	Wisconsin
National Continental Insurance Company	New York
Progressive Express Insurance Company	Florida
United Financial Casualty Company	Ohio
Progressive Commercial Casualty Company	Ohio

Name of Subsidiary (con’t)	Jurisdiction of Incorporation
Progressive Direct Holdings, Inc.	Delaware
Midland Financial Group, Inc.	Ohio
Midland Risk Services, Inc.	Tennessee
Progressive Advanced Insurance Company	Ohio
Mountain Laurel Assurance Company	Ohio
Progressive Auto Pro Insurance Agency, Inc.	Florida
Progressive Choice Insurance Company	Ohio
Progressive Direct Insurance Company	Ohio
Gadsden, AL, LLC	Ohio
Progressive Freedom Insurance Company	New Jersey
Progressive Garden State Insurance Company	New Jersey
Progressive Marathon Insurance Company	Michigan
Progressive Max Insurance Company	Ohio
Progressive Motor Insurance Company	Ohio
Progressive Paloverde Insurance Company	Indiana
Progressive Premier Insurance Company of Illinois	Ohio
Progressive Select Insurance Company	Florida
Progressive Specialty Insurance Agency, Inc.	Ohio
Progressive Universal Insurance Company	Wisconsin
Progressive Investment Company, Inc.	Delaware
Progressive Premium Budget, Inc.	Ohio
Progressive RSC, Inc.	Ohio
Progressive Vehicle Service Company	Ohio
Silver Key Insurance Agency, Inc.	Nevada
Village Transport Corp.	Delaware
Wilson Mills Land Co.	Ohio

Each subsidiary is wholly owned by its parent.